                                  EXHIBIT 10.7

                                    SUBLEASE

                                    SUBLEASE


      THIS SUBLEASE (this "Sublease") is entered into this 16th day of February,
                                                           ----        --------
1994 by and between Sigma Designs, Inc., A California corporation ("Sublessor"), and Media Vision Technology Inc., a Delaware corporation ("Sublessee").


                                   RECITALS:


       A. On October 31, 1990, Renco Investment Company, a California general partnership ("Renco"), as landlord, and Sublessor, as tenant, entered into that Industrial Space Lease ("Original Lease"), respecting certain premises (the "Leased Premises") including approximately 122,092 square feet within Building 22 (the "Building") and the surrounding outside areas located at 47900 Bayside Parkway in Fremont, California and as more particularly described in the Original Lease (the "Property").

       B. The Original Lease was amended by Renco and Sublessor by that Lease Addendum (the "Addendum" dated November 29, 1990 and that First Amendment to Lease (the "Amendment") dated November 7, 1991. Collectively, the Original Lease as amended by the Addendum and the Amendment shall be referred to herein as the "Original Renco 22 Lease".

       C. Renco assigned its interest as landlord in the Original Renco 22 Lease to Renco Equities IV, a California partnership ("Master Lessor").

       D. Effective as of the date hereof, Master Lessor, as landlord, and Sublessor, as tenant, have entered into that certain Amended and Restated Industrial Space Lease (the "Master Lease") respecting the Leased Premises and replacing the Original Renco 22 Lease, which Master Lease is attached hereto as Exhibit "A".

       E. Sublessor desires to sublease the Leased Premises to Sublessee, and Sublessee desires to sublease the Leased Premises from Sublessor, upon the terms and conditions set forth in this Sublease.

       NOW, THEREFORE, for good and valuable consideration, including the mutual covenants herein set forth, the parties agree as follows:

                                   AGREEMENT:

       1. Sublease. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Leased Premises on the terms and conditions hereinafter set forth.

       2.  Term.

           (a) The term of this Sublease (the "Sublease Term") shall commence April 20, 1994 (subject to Paragraph 2(b) below) and shall expire October 17, 1998, unless sooner terminated pursuant to the provisions of the Sublease (the "Sublease Expiration Date").

           (b) In the event Sublessor is unable to deliver possession of the Premises to Sublessee on or before April 20, 1994, Sublessor shall not be liable for any damage caused thereby and subject to the remaining provisions of this Paragraph 2(b), the Sublease Term shall commence on the date in which Sublessor tenders possession of the Premises to Sublessee. If Sublessor fails to tender possession of the Sublease Premises prior to May 15, 1994, this Sublease shall be voidable at the election of the Sublessee by providing Sublessor with written notice of such election by May 31, 1994. Notwithstanding any delay in Sublessor's tender of possession of the Premises to Sublessee, however, the Sublease Expiration Date shall not be extended beyond October 17, 1998.

       3. Rent. Commencing on the date the Sublease Term commences (the "Sublease Commencement Date") and continuing throughout the Sublease Term, Sublessee shall pay to Master Lessor, without prior demand therefor, in advance on the first day of each calendar month, as base monthly rent ("Base Monthly Rent"), the amount sets forth below:

       Sublease Commencement Date through the end                $ -0- per month
       of the sixth (6th) week following the Sublease
       Commencement Date

       The beginning of the seventh (7th) week following         $36,628.00 per month
       the Sublease Commencement Date through the end
       of the fifty-second (52nd) week following the
       Sublease Commencement Date

       The beginning of the fifty-third (53rd) week              $72,833.51 per month
       following the Sublease Commencement Date
       through the Sublease Expiration Date

       4.  Incorporation of Master Lease Terms.

           (a) Except as expressly set forth below in Paragraph 4(b), the Master Lease is incorporated herein in its entirety by this reference. For the purpose of this Sublease, all references in the Master Lease to "Landlord" shall be deemed to mean Sublessor, all references to "Tenant" shall be deemed to mean Sublessee and all references to "Lease" shall mean this Sublease.

       (b) The Master Lease shall be deemed modified by Sublessor and Sublessee for purposes of this Sublease as follows:

            (i) The following provisions of the Master Lease are specifically excluded from incorporation into this Sublease: the preamble, paragraphs 1.1E through 1.1J, 1.1S, 2.3, 2.4, 2.5, 2.7, 3.1, 3.2, 3.3, 3.6, and 13.12B through
13.12E.

           (ii) Paragraph 1.1A shall be modified by inserting "47240 Bayside Parkway, Fremont, California 94538" for Tenant's address for notices.

          (iii) Paragraph 1.1B shall be modified by inserting "Mr. Russ Faust" for Tenant's representative and "(510) 770-8600" for the phone number.

           (iv) Paragraph 1.1C shall be modified by inserting "Sigma Designs, Inc., 56501 Landing Parkway, Fremont, California 94538" for Landlord's address for notices.

            (v) Paragraph 1.1D shall be modified by inserting "Mr. Thinh Tranh" for Landlord's representative and "(510) 770-0100" for the phone number.

           (vi) Paragraph 1.1K shall be modified by replacing "$82,374.00" with "$72,833.51".

          (vii) Paragraph 1.1N shall be modified by inserting "CB Commercial Real Estate Group and Renault & Handley."

         (viii) Paragraph 3.7 shall be modified by deleting the partial sentence beginning at the fourteenth line thereof which reads: "If Tenant fails to promptly restore the Security Deposit. . ."

           (ix) Paragraph 4.8 shall be modified by deleting the marginal note which reads: "Landlord acknowledges that Tenant's use as described to Landlord by Tenant complies with Landlord's insurance requirements. Landlord shall advise Tenant of its insurance requirements."

            (x) Paragraph 4.11 shall be modified by substituting the word "respecting" for the work "resulting" in the second line thereof.

           (xi) Paragraph 5.5 shall be modified by deleting the text in the seventh through ninth lines thereof, beginning "until Tenant shall have first notified Landlord" and ending with "such maintenance or repairs"; although nothing herein shall be construed to excuse Sublessor from its obligation to notify Master Lessor of the need for maintenance or repairs promptly following receipt of notice thereof from Sublessee.

          (xii) Paragraph 6.1 shall be modified by (a) replacing the words "first approved, in writing, the plans and specifications therefore, which approval shall not be unreasonably withheld" in the first sentence of this paragraph with "obtained Master Lessor's approval, in writing, of the plans and specifications therefor and Master Lessor's agreement that such alterations may remain in the Leased Premises at the expiration of the Master Lease Term", and (b) substituting the word "without" for the word "withhold" in the marginal annotation in line seventeen thereof.

            (xiii) Paragraph 7.4D shall be modified by replacing both occurrences of the word "Landlord" in this paragraph with the words "Master Lessor." Paragraph 7.4D shall be further modified by inserting the following sentence at the end of this paragraph: "Sublessee shall not be required to reimburse Sublessor for any costs or attorneys' fees incurred by Sublessor in conjunction with the processing and documentation of any such requested subletting, assignment or encumbrance."

            (xiv) Paragraph 9.3 shall be modified by replacing the words "Landlord hereby releases Tenant, and Tenant hereby releases Landlord" in the first sentence of this paragraph with the phrase "Landlord hereby releases Tenant and Master Lessor, Tenant hereby releases Landlord and Master Lessor, and Master Lessor hereby releases Landlord and Tenant."

            (xv) Paragraph 10.2 shall be modified as follows: (a) inserting the words ", if any," after the first reference to Landlord in the first sentence thereof, and (b) each reference in lines four and seven to "Landlord's property" shall mean Sublessor's Property and Master Lessor's property.

            (xvi) Paragraph 10.3 shall be modified by replacing each reference to "Landlord" with "Master Lessor" and each reference to "Lease" with "Master Lease".

            (xvii) Paragraph 10.4 shall be modified so that each reference in lines two and four of the initial paragraph, line one of paragraph 10.4A and line two of paragraph 10.4B to "Landlord" shall mean Master Lessor, and each reference to the "Lease" in lines two and three shall mean the Master Lease.

            (xviii) The following provisions of the First Addendum to Master Lease (the "Master Lease Addendum") are specifically excluded from incorporation into this Sublease: the preamble (consisting of three paragraphs), paragraphs 13.12B.

            (xix) Paragraph 4.7 of the Master Lease Addendum shall be modified as follows: (a) replacing the words "Section 2.5 above" in the first sentence of this paragraph with the words "Paragraphs 5 and 9 of the Sublease and Master Lessor's obligations under the Master Lease"; (b) deleting the words ", and all such obligations shall remain with Landlord" in second sentence of this paragraph; (c) replacing the word "initial" in the sixth line of this paragraph with "any"; and (d) inserting the words "or Master Lessor" after the word "Landlord" in the last line of this paragraph.

              (xx) Paragraph 13.12C of the Master Lease Addendum shall be modified by deleting the reference to "Sections 5.1.B. or 13.12.C." in first sentence of this paragraph, and substituting "Sections 5.1.A. or 5.1.B."

         (c) Notwithstanding the foregoing incorporation of the terms and conditions of the Master Lease, Sublessor shall not be responsible for the performance of any obligations to be performed by Master Lessor under the Master Lease, including, but not limited to those obligations set forth in paragraphs 5.1B, 9.2, 10.1 and 11.3 of the Master Lease and paragraph 9.2 of the Master Lease Addendum, and Sublessee agrees to look solely to Master Lessor for the performance of such obligations. Subject to Paragraph 10 of this Sublease, Sublessor shall not be liable to Sublessee for any failure by Master Lessor to perform its obligations under the Master Lease, not shall such failure by Master Lessor excuse performance by Sublessee of its obligations hereunder. At Sublessee's request, Sublessor covenants to use its good faith and all reasonable efforts, including, but not limited to filing suit or commencing judicial or administrative actions or proceedings against Master Lessor, to enforce against the Master Lessor all provisions of the Master Lease benefitting Tenant for the benefit of Sublessee. Sublessor shall conduct its efforts to enforce the provisions of the Master Lease against the Master Lessor for the benefit of Sublessee at the initial cost of sublessor, and Sublessee shall reimburse to Sublessee promptly upon receipt of invoice therefor one-half (1/2) of the reasonable cost of such efforts.

         (d) Sublessor agrees that Sublessor shall remain responsible for any obligation to restore the Leased Premises at the end of the term hereof that might be required in connection with alterations or improvements to the Leased Premises that were not made by or for Sublessee.

     5. Delivery of Possession. Sublessor shall deliver to Sublessee possession of the Leased Premises on or before the Sublease Commencement Date in their presently existing condition, except Sublessor represents and agrees as follows:

         (a) The Building systems, including, but not limited to the heating, ventilating and air conditioning system ("HVAC"), roof, plumbing, and electrical systems shall be in good working condition. At no cost to sublessee, Sublessor shall promptly repair, or shall require Master Lessor to repair, any of the foregoing that is not in good working condition.

         (b)  Sublessor shall repair any broken windows at the Leased Premises.

         (c) All floors shall be professionally cleaned, carpets shampooed and any holes in walls patched.

         (d) All personal property of Sublessor shall be removed and the Leased Premises shall be free of debris.

         (e) Sublessor shall deliver to Sublessee all information reasonably available to Sublessor, including maintenance contracts, regarding the condition of the HVAC and roof.

     6. Acceptance of Possession. By accepting possession of the Leased Premises upon the Sublease Commencement Date, Sublessee agrees that the condition thereof is acceptable, subject to Sublessor's repair obligations pursuant to Paragraph 5 hereof and the truth and accuracy of Sublessor representations in Paragraph 9 hereof.

     7. Additional Rent. Sublessee shall pay to Sublessor all items of Additional Rent paid by Sublessor pursuant to (a) paragraph 3.2A of the Master Lease, (b) paragraph 3.2B of the Master Lease to the extent attributable to an assignment or sublet by Sublessee, and (c) paragraph 3.2C of the Master Lease to the extent attributable to a breach or default by Sublessee under this Sublease, as and when due under the Master Lease. If Sublessor receives either a credit or cash refund from Master Lessor pursuant to paragraph 3.3 of the Master Lease, Sublessor shall provide Sublessee with such credit or cash refund of monies paid by Sublessee. Sublessor shall promptly provide to Sublessee any and all statements provided by Master Lessor to Sublessor promptly following receipt thereof.

     8. Brokerage Commission. Sublessor shall pay to the broker representing Sublessee, CB Commercial Real Estate Group, Inc., a brokerage fee in the amount of One Hundred Eighty Nine Thousand One Hundred Fifty Eight Dollars Fifty Cents ($189,158.50), and to the broker representing Sublessor, Renault & Handley, a brokerage fee in the amount of Ninety Four Thousand Five Hundred Seventy Nine Thousand Dollars Twenty Five Cents ($94,579.25). Sublessor shall pay one-half of the commission due hereunder within thirty (30) days of the execution and delivery of this Sublease by both parties hereto, and receipt of the written consent of Master Lessor to this Sublease, and shall pay the remaining one-half of the commission promptly following the Sublease Commencement Date, without protest or claim of any kind.

     9. Sublessor's Representations. Sublessee shall accept the Leased Premises in its as is condition upon the Sublease Commencement Date, except for the obligations of Sublessor set forth in Paragraph 5 of this Sublease and that Sublessor hereby represents and warrants to Sublessee that:

         (a) Sublessor has no knowledge of any violations of Law (as defined in paragraph 13.12E of the Master Lease) applicable to the Leased Premises as of the Sublease Commencement Date.

         (b) Sublessor has no knowledge of any deferred maintenance relating to the physical improvements located at the Leased Premises.

          (c) Sublessor has no knowledge of the presence of Hazardous Materials (as defined in paragraph 4.14F of the Master Lease) in, on or about the Property.

          (d) The number of legal parking spaces available to the Leased Premises is approximately 388.

     Except as expressly set forth in this Sublease, Sublessor makes no representation or warranty regarding the Leased Premises, the Building or the Project, including but not limited to the physical condition of the improvements thereon or the suitability of the Leased Premises for the use contemplated by Sublessee.

     10. Indemnification and Waiver. Sublessor hereby agrees to indemnify, defend and hold harmless Sublessee from and against any and all cost, expense, liability, obligation, claim or damage, including attorneys' fees, incurred as a result of Sublessor's failure to perform any of its obligations as provided in the Master Lease (a) arising prior to the Sublease Commencement Date, or (b) arising after the Sublease Commencement Date to the extent such obligations are not assumed by Sublessee under this Sublease. Sublessor and Sublessee shall indemnify, defend and hold harmless the other party from and against any and all cost, expense, liability, obligation, claim or damage, including attorneys' fees, incurred as a result of such party's failure to perform any of its obligations under this Sublease.

     11. Entire Agreement. This Sublease contains all of the terms, covenants and conditions agreed to by Sublessor and Sublessee and may not be modified orally or in any manner other than by an agreement in writing signed by all the parties to this Sublease or their respective successors in interest.

     12. Exhibits. All exhibits attached hereto are incorporated in this Sublease, except as expressly excluded herein.

     13. Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be deemed an original, and when taken together they shall constitute one and the same sublease.

     14. Effectiveness. This Sublease shall not become effective until (i) Master Lessor has signed the consent attached to this Sublease, and (ii) Sublessee and Master Lessor have entered into a lease for the Leased Premises that commences upon the expiration of this Sublease.

     15. Master Lease. This Sublease is and all times shall be subject and subordinate to the Master Lease. Sublessee shall neither commit nor allow any act or omission in violation of the provisions of the Master Lease. In the event of the termination of Sublessor's interest as Tenant under the Master Lease for any reason, then this Sublease shall terminate coincidentally therewith. Unless caused by a termination of the Master Lease as a result of the default of Sublessor thereunder, Sublessor shall not be liable to Sublessee for any termination of the Master Lease prior to the Sublease Expiration Date. Sublessor and Sublessee shall deliver to each other any notices of default or alleged default received from Master Lessor or any notice from any other party alleging a violation of the terms of the Sublease or Master Lease.

        16. Cafeteria Equipment. If permitted under the Master Lease, Sublessor may remove the fixtures, furnishings and equipment installed in the cafeteria area of the Leased Premises, provided that Sublessor completes the removal of such items and repairs any damage to the Leased Premises caused by such removal before the Sublease Commencement.

        IN WITNESS WHEREOF, the parties hereto have executed this Sublease on the date first above written.

                                        SUBLESSOR:

                                        SIGMA DESIGNS INC.,
                                        a California corporation

                                        By: ____________________________

                                        Its: ___________________________


                                        SUBLESSEE:

                                        MEDIA VISION TECHNOLOGY,
                                        INC., a Delaware corporation


                                        By: ____________________________

                                        Its: ___________________________

                              CONSENT TO SUBLEASE

     This Consent to Sublease is entered into this 16th day of February, 1994 by and between RENCO EQUITIES IV, a California partnership ("Master Landlord"), SIGMA DESIGNS, INC., a California corporation ("Master Tenant") and MEDIA VISION TECHNOLOGY, a Delaware corporation ("Subtenant").


                                R E C I T A L S

     A. Master Landlord is the owner of those certain premises (the "Leased Premises") located at 47900 Bayside Parkway in Fremont, California consisting of approximately 122,092 sq. ft. within Building 22 and the surrounding outside areas as more particularly described on Exhibit "A" attached hereto and incorporated herein by reference.

     B. Master Landlord leased to Master Tenant the Leased Premises pursuant to a written lease dated October 31, 1990, as thereafter amended by a Lease Addendum dated November 29, 1990 and a First Amendment to Lease dated November 7, 1991, which written documents were collectively amended and replaced in their entirety by the Amended and Restated Industrial Space Lease dated February 16, 1994 ("Master Lease").

     C. Master Tenant has requested Master Landlord to consent to a Sublease of the Amended and Restated Lease to Subtenant.

     D. Master Landlord is agreeable to consenting to the Sublease upon certain conditions as specified below:

     NOW THEREFORE, the parties agree as follows:

     1. Master Tenant agrees to sublease the Leased Premises to Subtenant pursuant to the terms of the Sublease.

     2. Master Landlord hereby consents to the Sublease between Master Tenant and Subtenant subject to the following terms and conditions, all of which Master Tenant and Subtenant agree to:

         (a) Such consent shall not release Master Tenant of its obligations, or alter the primary liability of Master Tenant to pay rent and other monies payable under the Master Lease, and conform and comply with all of the obligations of Master Tenant to be performed under the Master Lease.

         (b) The acceptance of rent or other monies by Master Landlord from Subtenant or anyone else liable under the Master Lease shall not be deemed a waiver by Master Landlord of any provisions of the Master Lease.

         (c) All rent payable by Subtenant under the Sublease shall be paid directly to Master Landlord and such receipt by Master Landlord, shall be credited towards the rental obligations of Master Tenant under the Master Lease.

         (d) This consent to the Sublease shall not constitute a consent to any subsequent subletting or assignment.

        (e) If the Master Lease is terminated for any reason other than a default by Subtenant under the Master Lease, Master Landlord and Subtenant shall be deemed to have entered into a direct Lease beginning on the date of termination of the Master Lease and continuing for the remainder of the term of the Master Lease ("Direct Lease"). The Direct Lease shall otherwise be on the same terms and conditions as those set forth in the Master Lease, except for requirements which are no longer applicable or have already been performed, and except that the Base Monthly Rent under the Direct Lease shall be in the same amounts and for the same time periods as set forth in paragraph 3 of the Sublease and the Professional Management Fees in paragraph 13.12C shall be reduced from three percent (3%) to two and one-half percent (2 1/2%). In no case shall Master Landlord be liable for any security deposit paid by Subtenant to Master Tenant nor shall Master Landlord be liable for any default of Master Tenant under the Sublease. Master Tenant agrees that in the event Master Landlord and Subtenant are deemed to have entered into a Direct Lease (i) Master Landlord shall have all of its remedies under the Master Lease and California law against Master Tenant to collect any unpaid monies due by Master Tenant under the Master Lease (including, but not necessarily limited to, the differential between the rent payable by Master Tenant to Master Landlord under the Master Lease and the rent required to be paid by Subtenant to Master Landlord under the Direct Lease) and damages under California law and (ii) Master Landlord, by entering into the Direct Lease with Subtenant, has acted reasonably and in a good faith effort to mitigate its damages under the Master Lease and California law.

         (f) Master Landlord acknowledges that to the best of Master Landlord's knowledge; no default presently exists under the Master Lease of obligations to be performed by Master Tenant; the Master Lease is in full force and effect; and the Leased Premises is in a structurally, sound condition.

         (g) Master Landlord's consent to the Sublease does not alter or amend any of the terms and conditions of the Master Lease, all of which shall remain in full force and effect. Master Landlord is not bound by any of the terms and conditions of the Sublease and does not agree to any representations or warranties made by Master Tenant in the Sublease, except Master Landlord agrees to abide by the terms of paragraph 9.3 of the Master Lease as modified by paragraph 4 (b) (xiv) of the Sublease.
Master Landlord expressly disclaims any knowledge in reference to the number of parking spaces available under the Sublease.

         (h) This consent to Sublease shall not be effective unless and until Master Tenant deposits with Master Landlord an additional security deposit in the form of an irrevocable letter of credit in the form acceptable to Master Landlord issued by Wells Fargo Bank in the face amount of Seven Hundred Fifty Thousand Dollars ($750,000.00) (the "Letter of Credit"). Provided Master Tenant is not in default under the terms of the Master Lease, the face amount of the Letter of Credit may be reduced by Five Hundred Thousand Dollars ($500,000.00) on or after November 1, 1996 and to Two Hundred Fifty Thousand Dollars ($250,000.00) on or after November 1, 1997. The Letter of Credit shall provide that Master Landloard may draw upon the Letter of Credit by delivering to the issuing bank a sight draft signed by Master Landlord containing one or more of the following statements:

              (1) One or more payments required to be made by Master Tenant under the Master Lease has not been made as and when due;

              (2) An event of default by Master Tenant has occurred under the Master Lease;

              (3) Master Tenant has not renewed the Letter of Credit for an additional year at least thirty (30) days prior to its expiration date.

     The Letter of Credit shall have a term of not less than one (1) year and shall be renewed by Master Tenant for the entire remaining Lease Term at least thirty (30) days prior to its then expiration date. The last such renewal shall be for at least fourteen (14) months so that the Letter of Credit extends sixty
(60) days behond the end of the Lease Term.

     Master Landlord, at its election, may draw upon the Letter of Credit prior to applying or using all or any portion of the original Security Deposit described in Section 3.7 of the Master Lease.


DATED: 2/17/94                        RENCO EQUITIES IV, a California
       --------------------           partnership, Master Landlord


                                      By /s/
                                         ------------------------------

                                      Name
                                          -----------------------------

                                      Title
                                           ----------------------------


DATED: 2/16/94                        SIGMA DESIGNS, INC., a California
       --------------------           corporation, Master Tenant


                                      By /s/
                                         ------------------------------

                                      Name
                                          -----------------------------

                                      Title
                                           ----------------------------


DATED: 2/16/94                        MEDIA VISION TECHNOLOGY, a Delaware
       --------------------           corporation, Subtenant


                                      By /s/
                                         ------------------------------

                                      Name
                                          -----------------------------

                                      Title
                                           ----------------------------